UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2026

First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Philadelphia Street
Indiana,	PA	15701
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (724) 349-7220
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	FCF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On July 28, 2026, the Board of Directors of First Commonwealth Financial Corporation (the “Company”), approved the following amendments to the Company’s By-Laws:
•Section 2.1 was amended to incorporate requirements of the Pennsylvania Business Corporation Law for meetings of shareholders that are held solely by means of the Internet or other electronic communications technology.
•Section 2.5(a)(3), which sets forth disclosure requirements for advance notice of nominations or other business to be brought before a meeting by shareholders, was amended to require that shareholders wishing to nominate directors solicit proxies from holders representing at least 67% of the voting power of shares entitled to vote on the election of directors, in compliance with Rule 14a-19 under the Exchange Act.
•Section 5.7, which addresses vacancies on the Board of Directors, was amended to remove a reference to classes of directors and confirm that a Director appointed to fill a vacancy serves until the next annual meeting of shareholders and until his or her successor is elected and qualified.
•Article 10 was amended to replace “Chairman” with “Chair” throughout.
The text of the Amended and Restated By-Laws is filed with this Report as Exhibit 3.1, and the descriptions in this Report are qualified in their entirety by reference to that exhibit.

Item 9.01	Financial Statements and Exhibits
Exhibits

3.1	Amended and Restated By-Laws of First Commonwealth Financial Corporation
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 31, 2026

FIRST COMMONWEALTH FINANCIAL CORPORATION

By:	/s/ James R. Reske
Name:	James R. Reske
Title:	Executive Vice President, Chief Financial Officer and Treasurer